J. MICHAELS, LLC

CERTIFIED PUBLIC ACCOUNTANT

(732) 634-0148

223 MAIN Street

             Fax No. (732) 855-4961

WOODBRIDGE, NJ 07095

                         Email:JOHNMAICHAELSZAP@GMAIL.COM

February 13, 2026

Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

I was previously the independent registered public accounting firm for MH Elite Small Cap Fund of Funds (“Small Cap”), MH Elite Fund of Funds (“Fund of Funds”), MH Elite Select Portfolio of Funds (“Select”), and MH Elite Income Fund of Funds (“Income”), under the date of February 28, 2024, I reported on the financial statements, of the Funds as of and for the year ended December 31, 2023. On November 21, 2025 I was replaced as independent registered public accounting firm, at the request of the Audit Committee.

I have read the statements included within items i through v made by MH Elite Portfolio of  Funds Trust – MH Elite Small Cap Fund of Funds, MH Elite Fund of Funds, MH Elite Select Portfolio of Funds and MH Elite Income Fund of Funds, included under Sub-Item 77K of Form N-CSR dated February 10, 2026, and we agree with such statements.

Very truly yours,

/s/ J. Michaels, CPA

J. Michaels, CPA